Exhibit 10.1

PARENT sHaREHOLDER LOCK-UP AND SUPPORT AGREEMENT

THIS PARENT SHAREHOLDER LOCK-UP AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 21, 2024, by and among Great Rich Technologies Limited, a limited company by shares incorporated under the laws of Hong Kong (the “Parent”), Flag Ship Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and the persons listed on Schedule A hereto (each, a “Parent Shareholder” and collectively, the “Parent Shareholders”). The Parent, the Company and each Parent Shareholder shall each be referred to herein from time to time as a “Party” and, collectively, as the “Parties.”

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Parent, GRT Merger Star Limited, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (the “Merger Sub”), and the Company, pursuant to which, among other things, Company will be merged with and into the Merger Sub (the “Merger”), with the Merger Sub surviving the Merger as a wholly owned subsidiary of the Parent.

WHEREAS, each Parent Shareholder is, as of the date of this Agreement, the sole legal and beneficial owner of the number of Parent Ordinary Shares, set forth opposite such Parent Shareholder’s name on Schedule A hereto (being collectively referred to herein as the “Subject Shares”).

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Parent and the Company have requested that each of the Parent Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
Definitions

1.1. Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Business Combination” means a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, between the Parent and one or more businesses.

“Locked-Up Shares” means, with respect to each Parent Shareholder, any Parent Ordinary Shares held by such Parent Shareholder immediately after the Closing, any Parent Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Parent Ordinary Shares held by such Parent Shareholder immediately after the Closing (along with such securities themselves), and any New Securities (as defined below) acquired by such Parent Shareholder with respect his, her or its Parent Ordinary Shares.

“Parent Per Share Trading Price” means, at any given time, the trading price per share of Parent Ordinary Shares as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar.

“Trading Day” means any day on which Parent Ordinary Shares are actually traded on the principal securities exchange or securities market on which Parent Ordinary Shares are then traded.

“Transfer” means, for purposes of Article V, with respect to any Subject Shares, and for purposes of Article VI, with respect to any Locked-Up Shares, any (a) sale of, offer to sell, contract or agreement to sell, hypothecation of, pledge of, grant of any option, right or warrant to purchase or other transfer or disposition of, or agreement to transfer or dispose of, directly or indirectly, or establishment or increase of a put equivalent position in respect of, or liquidation or decrease of a call equivalent position in respect of, within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any such securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

ARTICLE II
Representations and Warranties of the PARENT Shareholders

Each Parent Shareholder severally and not jointly hereby represents and warrants to the Parent and the Company during the period starting from the date hereof until the earlier of (1) the Closing and (2) the termination of the Merger Agreement in accordance with its terms (the “Exclusivity Period”) as follows:

2.1. Organization and Standing. Such Parent Shareholder, if an entity, has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Parent Shareholder, if an entity, is duly qualified or licensed and in good standing to do business (to the extent such concept is applicable in such Parent Shareholder’s jurisdiction of formation) in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2. Authorization; Binding Agreement. Such Parent Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on the part of such Parent Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Parent Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, constitutes the valid and binding obligation of such Parent Shareholder, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”).

2.3. Governmental Approvals. No consent of or with any Governmental Authority on the part of such Parent Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Parent Shareholder of this Agreement or the consummation by such Parent Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Parent Shareholder of its obligations under this Agreement.

2.4. Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Parent Shareholder will not (a) if such Parent Shareholder is a legal entity, conflict with or violate any provision of the Governing Documents of such Parent Shareholder, (b) conflict with or violate any Law, permit, Order or consent applicable to such Parent Shareholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Parent Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Parent Shareholder under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such Parent Shareholder, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Parent Shareholder of its obligations under this Agreement.

2.5. Subject Shares. Such Parent Shareholder is the sole legal and beneficial owner of the Parent Ordinary Shares set forth opposite such Parent Shareholder’s name on Schedule A hereto, and all such Subject Shares are owned by such Parent Shareholder free and clear of all Liens, other than Liens pursuant to this Agreement, the Governing Documents of the Parent, the Merger Agreement or applicable U.S. federal or state securities laws. Such Parent Shareholder does not legally or beneficially own any shares of the Parent other than the Subject Shares. Such Parent Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement, the Governing Documents of the Parent or the Merger Agreement.

2.6. Merger Agreement. Such Parent Shareholder understands and acknowledges that the Parent and the Company are entering into the Merger Agreement in reliance upon the Parent Shareholders’ execution and delivery of this Agreement. Such Parent Shareholder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

ARTICLE III
Representations and Warranties of THE COMPANY

The Company hereby represents and warrants to each Parent Shareholder and the Parent during the Exclusivity Period as follows:

3.1. Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2. Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3. Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of the Governing Documents of the Company, (b) conflict with or violate any Law, permit, Order or consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Company of its obligations under this Agreement.

ARTICLE IV
Representations and Warranties of the PARENT

The Parent hereby represents and warrants to each Parent Shareholder and the Company during the Exclusivity Period as follows:

4.1. Organization and Standing. The Parent is a company duly incorporated, validly existing and in good standing under the Laws of Hong Kong. The Parent has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Parent is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

4.2. Authorization; Binding Agreement. The Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of the Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, constitutes the valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, subject to the Enforceability Exceptions.

4.3. Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Parent will not (a) conflict with or violate any provision of the Governing Documents of the Parent, (b) conflict with or violate any Law, permit, Governmental Order or consent applicable to the Parent or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Parent under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Parent under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of the Parent, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Parent of its obligations under this Agreement.

ARTICLE V
Agreement Regarding Voting; Certain Other Covenants of the PARENT Shareholders

Each Parent Shareholder covenants and agrees during the Exclusivity Period:

5.1. Agreement Regarding Voting.

(a) In Favor of the Merger. At any meeting of the shareholders of the Parent called to seek the Parent Shareholder Approval, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Parent or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the other Parent Proposals and any other transactions contemplated by the Merger Agreement and any other Transaction Documents, such Parent Shareholder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Parent Shareholder Approval or, if there are insufficient votes in favor of granting the Parent Shareholder Approval, in favor of the adjournment of such meeting of the shareholders of the Parent to a later date.

(b) Against Other Transactions. At any meeting of shareholders of the Parent, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Parent or in any other circumstances upon which such Parent Shareholder’s vote, consent or other approval is sought, such Parent Shareholder shall (i) attend any such meeting of shareholders (in person or by proxy) or otherwise cause the Subject Shares to be counted as present thereat for the purposes of determining whether a quorum is present and (ii) vote (or cause to be voted) the Subject Shares (including by written consent, if applicable) against (w) other than in connection with the Merger, any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Parent or any public offering of any equity securities of the Parent, any of its material Subsidiaries, or, in case of a public offering only, a newly-formed holding company of the Parent or such material Subsidiaries, (x) any Alternative Transaction (as defined in the Merger Agreement) proposal and (y) other than any amendment to the Governing Documents of the Parent in furtherance of Section 2.01 of the Merger Agreement, any amendment of the Governing Documents of the Parent or other proposal or transaction involving the Parent or any of its Subsidiaries and (z) any proposal or effort to revoke (in whole or in part) any approval set forth in any written consent made by such shareholders of the Parent, which, in each of cases (w) and (y) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Parent of, prevent or nullify any provision of the Merger Agreement or any other Transaction Documents, the Merger or change in any manner the voting rights of any class of the Parent’s share capital.

(c) Revoke Other Proxies. Such Parent Shareholder represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the Governing Documents of the Parent.

(d) Irrevocable Proxy and Power of Attorney. Such Parent Shareholder hereby unconditionally and irrevocably grants to, and appoints, the Parent and any individual designated in writing by the Parent, and each of them individually, as such Parent Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Parent Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares in a manner consistent with Section 5.1(a) of this Agreement. Such Parent Shareholder understands and acknowledges that the Parent is entering into the Merger Agreement in reliance upon such Parent Shareholder’s execution and delivery of this Agreement. Such Parent Shareholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 5.1(d) are given in connection with the execution of the Merger Agreement, and that such irrevocable proxy and power of attorney are given to secure the performance of the duties of such Parent Shareholder under this Agreement. Such Parent Shareholder hereby further affirms that the irrevocable proxy and power of attorney are given to secure a proprietary interest and may under no circumstances be revoked. Such Parent Shareholder hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY ARE EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ORDINANCE OF HONG KONG. The irrevocable proxy and power of attorney granted hereunder shall only terminate upon the expiration of the Exclusivity Period.

(e) Notwithstanding the provisions of Section 5.1(a) and Section 5.1(b), however, Parent Shareholder shall not be required to vote or provide consent or take any other action pursuant to Section 5.1(a) or Section 5.1(b), in each case to the extent any such vote, consent or other action would preclude SEC registration of the securities of the Parent being issued to the Company Shareholders as contemplated by the Merger Agreement.

5.2. No Transfer. During the Exclusivity Period, other than (w) upon the consent of both the Parent and the Company, (x) permitted by this Agreement, or (y) to an Affiliate of such Parent Shareholder (provided that, in each case of the foregoing clauses (x) and (y), such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Parent and the Company, agreeing to be bound by this Agreement, and shall have the same rights and benefits under this Agreement, to the same extent as such transferring Parent Shareholder), such Parent Shareholder shall not, directly or indirectly, (i) Transfer any Subject Shares, other than pursuant to the Merger, (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), with respect to any Subject Shares, in each case, other than as set forth in this Agreement, the Merger Agreement, Transaction Documents or the voting and other arrangements under the Governing Documents of the Parent, (iii) take any action that would reasonably be expected to make any representation or warranty of such Parent Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such Parent Shareholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Parent Shareholder agrees with, and covenants to, the Parent and the Company that such Parent Shareholder shall not request that the Parent register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

5.3. New Shares. In the event that prior to the Closing (i) Parent Ordinary Shares or other securities are issued or otherwise distributed to a Parent Shareholder pursuant to any stock dividend or distribution, or any change in any of the Parent Ordinary Shares or other share capital of the Parent by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) a Parent Shareholder acquires legal or beneficial ownership of any Parent Ordinary Shares after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) a Parent Shareholder acquires the right to vote or share in the voting of any Parent Ordinary Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

5.4. Exclusivity; Confidentiality. Each Parent Shareholder shall be bound by and comply with Sections 5.04 (Exclusive Dealing) and 5.03 (Parent Confidentiality) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (a) Parent Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Parent” contained in Section 5.04 of the Merger Agreement (other than for purposes of the definition of Alternative Transaction) and “Affiliates” contained in Article X of the Merger Agreement also referred to Parent Shareholder.

5.5. Consent to Disclosure. Each Parent Shareholder consents to and authorizes the Parent or the Company, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Entity or applicable securities exchange, and any press release or other disclosure document that the Company or Parent, as applicable, reasonably determines to be necessary or advisable in connection with the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, such Parent Shareholder’s identity and ownership of such Parent Shareholder’s Subject Shares, the existence of this Agreement and the nature of such Parent Shareholder’s commitments and obligations under this Agreement, and such Parent Shareholder acknowledges that the Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity or securities exchange. Such Parent Shareholder agrees to promptly give the Parent or the Company, as applicable, any information that is in its possession that the Parent or the Company, as applicable, may reasonably request for the preparation of any such disclosure documents, and such Parent Shareholder agrees to promptly notify the Parent and the Company of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Parent Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

5.6. Restricted Activities. Each Parent Shareholder shall not revoke (in whole or in part), or seek to revoke (in whole or in part), or adopt any resolution, consent or vote that would have the effect of revoking (in whole or in part), any approval set forth in any written consent made by such Parent Shareholder without the prior written consent of the Company. Such Parent Shareholder shall not adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization without the prior written consent of the Parent and the Company.

5.7. Additional Matters. Each Parent Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Parent and the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Transaction Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Governing Documents of the Parent or the Hong Kong Companies Law) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Merger.

5.8. Waiver of Certain Parent Shareholders’ Rights. Each Parent Shareholder hereby irrevocably waives and agrees not to exercise any rights he, she or it may have under the Amended and Restated Memorandum and Articles of Association of the Parent to be adopted by a special resolution of shareholders of the Parent in connection with the Merger and other transactions contemplated by the Merger Agreement and the other Transaction Documents.

ARTICLE VI
Other Agreements

6.1. Lock-Up Provisions.

(a) Subject to the exceptions set forth herein, during the applicable Lock-Up Period (as defined below), each Parent Shareholder agrees not to Transfer any Locked-Up Shares held by such Parent Shareholder. As used herein, the “Lock-Up Period” shall mean, (i) with respect to 50% of the Locked-Up Shares held by such Parent Shareholder, the period of time commencing on the Closing Date and expiring on the earlier of (A) the date that is six (6) months following the Closing Date or (B) the date on which the closing Parent Per Share Trading Price equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 Trading Days within any thirty (30)-Trading Day period commencing after the Closing Date, and (ii) with respect to the remaining 50% of the Locked-Up Shares held (rounded up to the nearest whole share) held by such Parent Shareholder, the period of time commencing on the Closing Date and expiring on the date this six (6) months following the Closing Date; or earlier in either case, if subsequent to the Closing Date, the Parent completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Parent’s shareholders having the right to exchange their Parent Ordinary Shares for cash, securities or other property (such periods set forth in the foregoing clauses (i) and (ii), as applicable, the “Lock-Up Period”), with the percentages set forth in this sentence applying to the aggregate holdings of Locked-Up Shares held by all entities constituting such Parent Shareholder (to the extent two (2) or more entities constitute such Parent Shareholder), and calculated on an aggregated basis. For the avoidance of doubt, the Locked-Up Shares shall be measured on an as-exercised or as-converted basis, as applicable.

(b) The restrictions set forth in Section 6.1(a) (the “Lock-Up Restrictions”) with respect to the Transfer of Locked-Up Shares shall not apply to:

(i) Transfers to the Parent’s officers or directors, any affiliates (as defined below) or family members of any of the Parent’s officers or directors, any members of such Parent Shareholder, or any Affiliates of such Parent Shareholder;

(ii) in the case of an individual, Transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(v) Transfers of title by private sales or Transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased;

(vi) Transfers in the event of the Parent’s liquidation prior to the completion of an initial Business Combination;

(vii) Transfers by virtue of the laws of the Hong Kong or if such Parent Shareholder is a legal entity, such Parent Shareholder’s Governing Documents upon dissolution of such Parent Shareholder;

(viii) in the event of the Parent’s liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Parent’s shareholders having the right to exchange their Parent Ordinary Shares for cash, securities or other property subsequent to the completion of the Parent’s initial Business Combination; and

(ix) Transfers in connection with a Business Combination with the Parent’s consent to any third party;

provided, however, that in the case of clauses (i) through (v), (viii) and (ix), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. A copy of such agreement as so executed shall be promptly delivered by the Principal Shareholder to the Parent. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(c) For the avoidance of doubt, each Parent Shareholder shall retain all of its rights as a shareholder of the Parent during the Lock-Up Period, including the right to vote any Locked-Up Shares.

(d) In furtherance of the foregoing, the Parent, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Shares, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

(e) The Parent shall remove, and shall cause to be removed (including by causing its transfer agent and The Depository Trust Company (as applicable) to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Shares at the time any such Locked-Up Shares are no longer subject to the Lock-Up Restrictions (any Locked-Up Share at such time, a “Free Share”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause each Free Share to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Parent Ordinary Shares or so that the Free Share is in a like position. Any holder of a Locked-Up Share is an express third-party beneficiary of this Section 6.1(e) and entitled to enforce specifically the obligations of the Company set forth in this Section 6.1(e) directly against the Parent.

ARTICLE VII
General Provisions

7.1. Termination. This Agreement shall be effective the date hereof and shall immediately terminate upon the earlier of (x) the termination of the Merger Agreement pursuant to its terms and (y) the date on which none of the Parent and the Company and any holder of a Locked-Up Share has any rights or obligations hereunder; provided that, in the event that the Merger Agreement is not terminated pursuant to its terms prior to the Closing, Article II, Article III, Article IV and Article V (other than Section 5.3, Section 5.5, Section 5.6 (solely with respect to Section 5.05 (Parent Confidentiality) of the Merger Agreement) and Section 5.8, which shall survive indefinitely) shall terminate upon the Closing. The termination of this Agreement shall not relieve any Party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination. Despite n the termination of this Agreement (or any portion thereof), this Article VII shall survive indefinitely.

7.2. Capacity as a Parent Shareholder. Each Parent Shareholder signs this Agreement solely in such Parent Shareholder’s capacity as a shareholder of the Parent, and not in such Parent Shareholder’s capacity as a director or officer of the Parent, if applicable.

7.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parent and the Company in accordance with Section 11.04 of the Merger Agreement and to each Parent Shareholder at its address set forth on Schedule A hereto (or at such other address for a Party as shall be specified by like notice).

7.4. Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the Parties relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the Parties relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all Parties.

7.5. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties, provided, however, that the Parent may (a) assign its rights, but not its obligations, under this Agreement to any Affiliate of the Parent or to any future purchaser of the Parent or its assets or (b) collaterally assign any or all of their rights and interests hereunder to one or more lenders of the Parent. Notwithstanding the foregoing restrictions on assignment in this Section, in connection with a Transfer of title of any Subject Shares or Locked-Up Shares (as applicable) in accordance with the terms of this Agreement, the transferee to whom such Subject Shares or Locked-Up Shares (as applicable) are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such Transfer shall relieve the assigning party of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 7.5 shall be null and void, ab initio. For the avoidance of doubt, no transfer of Parent Ordinary Shares, Locked-Up Shares or Free Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

7.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware) (the “Delaware Courts”) over all claims or causes of action (whether in contract or tort, in law or in equity, or granted by statute or otherwise) that may be based upon, arise out of or relate to this Agreement and any other document or instrument delivered pursuant to this Agreement, or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance or nonperformance of this Agreement or otherwise arising from the transactions contemplated hereby or the relationship among the parties (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with, or as an inducement to enter into, this Agreement) (collectively, “Related Claims”), and each party hereby irrevocably agrees that all Related Claims may be heard and determined in such courts. Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Related Claim brought in any such court or any defense of inconvenient forum for the maintenance of such dispute. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby consents to process being served by any other party in any Related Claim by the delivery of a copy thereof in accordance with the provisions of Section 11.04 of the Merger Agreement (other than by email) along with a notification that service of process is being served in conformance with this Section 7.6. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES NT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

7.7. Enforcement. Each of the Parties acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by it, money damages will be inadequate and the other Party will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. Accordingly, in addition to all such monetary remedies it may be entitled under Law for the other Party’s breaches of this Agreement, the non-breaching party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the other Party and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the non-breaching Party may be entitled under this Agreement, at law or in equity.

7.8. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be executed in .PDF format or a secure electronic signature platform (e.g., Docusign), and delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

GREAT RICH TECHNOLOGIES LIMITED

By:	/s/ Yongnan Zhou
Name:	Yongnan Zhou
Title:	Chairman

[Signature Page to Parent Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

FLAG SHIP ACQUISITION CORPORATION

By:	/s/ Matthew Chen
Name:	Matthew Chen
Title:	Chairman

[Signature Page to Parent Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

YONGNAN ZHOU

By:	/s/ Yongnan Zhou
Name:	Yongnan Zhou
Title:	Director

[Signature Page to Parent Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

XINRUIXIANG HOLDING LIMITED

By:	/s/ Yongnan Zhou
Name:	Yongnan Zhou
Title:	Director

[Signature Page to Parent Shareholder Lock-Up and Support Agreement]

Schedule A

Name of Shareholder	Number of Parent Ordinary Shares Held by such Shareholder	Ownership Percentages in Parent
Zhou Yongnan	25,991,093	38.58%
Xinruixiang Holding Limited	8,098,613	12.02%
Total	34,089,706	50.60%

Note: The percentage is calculated based on the total number of the issued and outstanding Parent Ordinary Shares 67,375,000 as the date of this Agreement.

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